UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14447	36-0724340
State of Other Jurisdiction	Commission File Number	I.R.S. Employer
of Incorporation		Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    On April 29, 2010, AMCOL International Corporation (the “Company”) issued and sold an aggregate of $50 million of its senior notes (the “Notes”) to qualified institutional buyers pursuant to a note purchase agreement dated as of the same date (the “Note Purchase Agreement”).

    The unpaid principal amount of the Notes bears interest at a fixed annual rate of 5.46%, payable semi-annually in arrears on April 29th and October 29th of each year, beginning October 29, 2010. The principal amount of the Notes is due at maturity on April 29, 2020, subject to acceleration upon an event of default.

    The Note Purchase Agreement provides for customary events of default that include (subject in certain cases to customary grace and cure periods) nonpayment of principal, interest or make-whole amounts, breach of covenants or other agreements in the Note Purchase Agreement and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the holder may accelerate payment of the Notes. The Notes will accelerate automatically if certain events of bankruptcy or insolvency occur.

    The obligations of the Company under the Note Purchase Agreement are guaranteed by certain subsidiaries of the Company.

    The Note Purchase Agreement, including the form of Notes, is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the full text of the Note Purchase Agreement.

Item 2.03(a) Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The disclosures provided in Item 1.01 of this Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 Note Purchase Agreement dated as of April 29, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: April 30, 2010	By: /s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.           Description of Exhibit

10.1                Note Purchase Agreement dated as of April 29, 2010